SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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/ /	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
WATERS INSTRUMENTS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SPECIAL NOTICE & INVITATION

ANNUAL MEETING OF SHAREHOLDERS

To Be Held On October 16, 2000

WATERS INSTRUMENTS, INC.
2950 Xenium Lane North, Suite 108
Minneapolis, MN 55441

Your Personal Invitation....

September 15, 2000

Dear Shareholder:

We are pleased to notify you that the Annual Meeting of Shareholders of WATERS INSTRUMENTS, INC. (the Company) will be held on Monday, October 16 at 2:00 p.m., local time, at the offices of Fredrikson & Byron, 1100 International Centre, 900 Second Avenue South, Minneapolis, MN 559402, 13th Floor Conference Center for the following purposes:

  1.
  To set the number of directors at four (4).

  2.
  To transact such other business as may properly come before the meeting.

The Board of Directors has fixed the close of business on August 31, 2000 as the record date for determination of shareholders entitled to notice of and to vote at such Annual Meeting.

Our Board of Directors and I cordially invite you to attend this meeting. Whether or not you plan to be personally present at the meeting, however, please complete, date and sign the enclosed postage-paid proxy postcard and return it promptly. If you later decide to revoke your proxy, you may do so at any time before it is exercised.

Sincerely,
Jerry W. Grabowski President & CEO

ANNUAL MEETING OF SHAREHOLDERS
October 16, 2000
PROXY STATEMENT

OUTSTANDING SHARES, VOTING RIGHTS, AND GENERAL MATTERS

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Waters Instruments, Inc. (the Company) of proxies to be voted at the Annual Meeting of Shareholders of the Company to be held on October 16, 2000. Holders of Common Stock of record at the close of business on August 31, 2000 will be entitled to vote at the Meeting. Each share of Common Stock entitles the holder to one vote; shareholders are not entitled to cumulate their votes in the election of directors. As of August 31, 2000 there were 1,479,948 shares of Common Stock issued and outstanding and entitled to vote at the Meeting.

    If the enclosed proxy is properly executed and returned to the Company, all shares represented thereby will be voted as directed. If no direction is made, the proxy will be voted in favor of the proposals set forth in the Notice of Annual Meeting and in favor of the number of directors proposed by the Board of Directors. Any shareholder giving a proxy may revoke it at any time prior to its use at the Meeting by giving written notice of such revocation to the Secretary or other Officer of the Company or by filing a new written proxy with an Officer of the Company. Personal attendance at the Meeting is not, by itself, sufficient to revoke a proxy unless written notice of the revocation or a subsequent proxy is delivered to an Officer before the revoked or superseded proxy is used at the Meeting.

    The presence at the Annual Meeting in person or by proxy of the holders of thirty-three and one-third percent (33 1/3%) of the outstanding shares of the Company's Common Stock entitled to vote shall constitute a quorum for the transaction of business. If a broker returns a non-vote proxy, indicating lack of authority to vote on such matter, then the shares covered by such non-vote shall be deemed present at the meeting for purposes of determining a quorum. However, such non-vote will not be deemed to be represented at the meeting for purposes of calculating the vote with respect to such matter. If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed to be present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter. However, the vote abstained shall not be deemed to have been voted in favor of such matter. Proxies which are signed but which lack any such specification will be voted in favor of the proposals set forth in the Notice of Meeting.

    The mailing address of the principal administrative offices of the Company is: PO Box 6117, Rochester, MN 55903-6117. The Company expects that this Proxy Statement and the related Proxy and Notice of Meeting will first be mailed to shareholders on or about September 15, 2000.

SETTING THE NUMBER OF DIRECTORS (Proposal #1)

    The Amended and Restated Bylaws of the Company provide that the number of directors shall be determined by the shareholders at each Annual Meeting provided that the number shall be not less than three nor more than nine. The Board of Directors recommends to set the number of directors at four at this Annual Meeting. Under applicable Minnesota law, approval of the proposal to set the number of directors at four requires the affirmative vote of the holders of the greater of: (1) a majority of the voting power of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matter, or (2) a majority of the voting power of the minimum number of shares that would constitute a quorum for the transaction of business at the Annual Meeting. Each proxy will be voted for or against such number or not voted at all as directed by the shareholder.

    Provided that the number of directors is set at seven or less, the Amended and Restated Bylaws of the Company also provide for the election of two classes of directors, Class I and Class II, with terms staggered. If there are more than seven directors, the directors shall be divided into three classes, designated Class I, Class II, and Class III. If there are three classes, each class will consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors. At the Company's Annual Meeting of Shareholders held in March 2000, two classes of directors were elected, with Class I directors serving for a term of 2 years and Class II directors serving for a term of 3 years. Therefore, no directors will be elected at the October 2000 Annual Meeting. The current directors who are members of Class I and Class II will continue to serve for the terms for which they were elected at the March 2000 Annual Meeting. Following is the information about the current directors of the Company.

Name	Age	Position with the Company and Principal Occupation	Year in Which First Became a Director
William R. Franta Class I, Term ending in 2002	58	Director. Vice President of Product Strategies, REAL Solutions, Woodland Hills, California.	1997
Jerry W. Grabowski Class II, Term ending in 2003	48	President, Chief Executive Officer and Director of the Company.	1993
John A. Grimstad Class I, Term ending in 2002	50	Secretary and General Counsel of the Company. Vice President of Fredrikson & Byron, P. A. in Minneapolis, Minnesota	1996
Charles G. Schiefelbein Class II, Term ending in 2003	61	Director. President of Capital Growth Services of Minneapolis, Minnesota.	1986

BUSINESS EXPERIENCE OF DIRECTORS:

    The following information is presented as to each director's business experience during the past five years and his directorships of other publicly held corporations:

    Mr. Franta is the Vice President of Product Strategies at REAL Solutions, Woodland Hills, California. From August 1997 to February 2000 he was the Vice President of Marketing at Centron in Minneapolis, Minnesota. Between February 1997 and August 1997 he was a Business Development and Technology Consultant in Minneapolis, Minnesota. From January 1987 to February 1997 he served as Senior Vice President of Network Systems Corporation.

    Mr. Grabowski has been President and Chief Executive Officer and a member of the Board of Directors of the Company since August 1993. He additionally served as Chief Financial Officer, Secretary, and Treasurer from December 1994 until October 1996. From 1988 until joining the Company, he was employed as General Manager of Onan Power/Electronics Division.

    Mr. Schiefelbein, from September 1996 to the present, is President of Capital Growth Services, a consulting and investment company, based in Minneapolis, Minnesota. From 1979 until August 1996, Mr. Schiefelbein was Chairman of Computer Petroleum Corporation (CPC), a public company that provides electronic energy price and news information. From 1979, when he founded CPC, to 1991, Mr. Schiefelbein served as Chairman and Chief Executive Officer. He is also currently a director of Research, Inc.

    Mr. Grimstad has been, since 1984, a Vice President and shareholder of Fredrikson & Byron, P.A., the Company's counsel, and serves as a Director and Secretary or Assistant Secretary of several closely-held manufacturing companies.

BOARD AND COMMITTEE MEETINGS

    The Board held five meetings during fiscal year 2000. Each current director attended 100% of the aggregate number of meetings of the Board and of the Committees of which he is a member.

    The Company's Board of Directors has formally designated two Committees: an Audit Committee and a Compensation Committee. The Company does not have a nominating committee.

    The Audit Committee, consisting of Mr. Franta, Mr. Schiefelbein, and Mr. Grimstad for fiscal year 2000, generally engages in oversight of the structure of the Company's internal controls, reviews the selection of the independent auditors, reviews the annual audit plan, and oversees the Company's financial reporting. However, the responsibility to review and approve internal accounting and controls; quarterly financials; registration statements; reports to the SEC; financial press releases; cost of conduct; and any legal/ethics audit (except as these matters have a direct bearing on the duties stated above) remain the responsibility of the full Board of Directors. During fiscal year 2000, the Audit Committee met twice, and the full Board of Directors met once with the Company's independent auditors to review the Company's financial statements, accounting policies, and practices. Each Committee member was present at the meetings. Mr. Franta, Mr. Schiefelbein, and Mr. Grimstad intend to continue to serve on the Audit Committee for fiscal year 2001.

    The Compensation Committee, which for fiscal year 2001 will consist of Mr. Franta, Mr. Grimstad, and Mr. Schiefelbein, generally assists the Board of Directors in exercising its authority and discharging its responsibilities concerning the hiring, compensation, and termination of employment of the officers and senior managers of the Company. During fiscal year 2000, the Compensation Committee met once and each Committee member (Messrs. Franta, Grimstad, and Schiefelbein.) was present at such meeting.

    Until November 1996, the Board had also designated a Stock Option Committee consisting of two or more members of the Board of Directors or other persons who were appointed by and served at the pleasure of the Board. During fiscal years 1996 and 1997, the Board delegated to its Compensation Committee all of the authority of the Board under the Plan. For Fiscal Years 1998 through 2000, the Board transferred all such duties and responsibilities under the Plan to the full Board. For Fiscal Year 2001, the Board anticipates again assigning the duties of the Stock Option Committee to the full Board of Directors.

PRINCIPAL SHAREHOLDERS

    The following table provides information concerning the only persons known to the Company to be the beneficial owners of more than 5% of the Company's outstanding Common Stock as of August 31, 2000:

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class
Charles G. Schiefelbein 2920 Norwest Center, Minneapolis, MN 55402	204,653	(1)	13.7%
Woodland Investment Company 3007 Skyway Circle North, Irving, TX 75038	172,000	(2)	11.6%
Kohl Gift Trust 3007 Skyway Circle North, Irving, TX 75038	90,000	(3)	6.1%

(1)
Includes 70,000 shares of stock held in the name of Peace Shalom Foundation, of which Mr. Schiefelbein is a Director and Vice President, as well as 10,050 shares which may be purchased pursuant to options held by Mr. Schiefelbein which are or will become exercisable within 60 days of August 31, 2000.

(2)
According to the most current Schedule 13D filed by Woodland Investment Company and information provided by it, the power to vote and dispose (or to direct the vote or disposition) of such shares is shared with Atlee M. Kohl and Nicole F. Kohl, each of whom are thereby deemed to be beneficial owners of such shares.

(3)
According to the most current Schedule 13D filed by Kohl Gift Trust, the power to vote and dispose (or to direct the vote or disposition) of such shares is shared with Atlee M. Kohl who is deemed to be a beneficial owner of such shares.

MANAGEMENT SHAREHOLDINGS

    The following table sets forth the beneficial ownership of the Company's Common Stock by (i) each director of the Company, (ii) the named executive officers in the Summary Compensation Table, and (iii) all Directors and Executive Officers as a group, as of August 31, 2000. Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock owned by them.

Name of Director or Number of Persons in Group	Number of Shares Beneficially Owned(1)		Percent of Class(1)
Charles G. Schiefelbein	204,653	(2)	13.7%
Jerry W. Grabowski	68,750	(3)	4.5%
John A. Grimstad	15,050	(4)	1.0%
William R. Franta	10,150	(5)	0.7%
Gregg J. Anshus	9,750	(6)	0.7%
Officers and Directors as a Group (5 persons)	308,353	(7)	19.6%

(1)
Under rules of the Securities and Exchange Commission, an individual is also deemed to beneficially own shares which are not outstanding but which the individual has the right to acquire as of August 31, 2000 or within 60 days of such date. Such shares not outstanding but so deemed beneficially owned are treated as outstanding when determining the percent of the class owned by the particular individual and when determining the percent owned by the group.

(2)
Includes 70,000 shares of stock held in the name of Peace Shalom Foundation, of which Mr. Schiefelbein is a Director and Vice President, as well as 10,050 shares which may be purchased pursuant to options held by Mr. Schiefelbein which are or will become exercisable within 60 days of August 31, 2000.

(3)
Includes 56,750 shares which may be purchased pursuant to options held by Mr. Grabowski which are or will become exercisable within 60 days of August 31, 2000.

(4)
Includes 10,050 shares which may be purchased pursuant to options held by Mr. Grimstad which are or will become exercisable within 60 days of August 31, 2000.

(5)
Includes 10,050 shares which may be purchased pursuant to options held by Mr. Franta which are or will become exercisable within 60 days of August 31, 2000.

(6)
Includes 9,750 shares which may be purchased pursuant to options held by Mr. Anshus which are or will become exercisable within 60 days of August 31, 2000.

(7)
Includes 96,650 shares which may be purchased pursuant to options held by officers and directors which are or will become exercisable within 60 days of August 31, 2000.

EXECUTIVE COMPENSATION

    The following table sets forth annual compensation, as well as certain other compensation, paid to the named executive officers:

SUMMARY COMPENSATION TABLE

Long Term Compensation
Awards
	Annual Compensation						Payouts
Restricted Stock Awards $
Name & Principal Position	Fiscal Year	Salary $	Incentive Comp $ (1)	Other $		Securities Underlying Granted	LTIP Payouts	All Other Compensation $ (2)
Jerry W. Grabowski President & CEO	2000 1999 1998	177,150 161,268 158,524	80,791 33,686 35,278	— — —	— — —	3,250 3,250 3,250	— — —	4,719 3,320 3,783
Gregg J. Anshus Chief Financial Officer	2000	86,615	15,508	—	—	3,250	—	1,894

(1)
Represents incentive compensation payment.

(2)
Represents insurance premiums and 401(k) match paid by the Company.

OPTION GRANTS DURING FISCAL YEAR 2000

    The table below shows the number of shares of the Company's common stock granted in options under the Company's 1995 Stock Option Plan during fiscal year 2000 to the named executive officers in the Summary Compensation Table. The Company has not granted any stock appreciation rights.

Name	Number of Securities Underlying Options Granted (#)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Share)	Expiration Date
Jerry W. Grabowski	3,250	14.4%	6.00	2/5/2010
Gregg J. Anshus	3,250	14.4%	6.00	2/5/2010

OPTION EXERCISES DURING FISCAL YEAR 2000 AND FISCAL YEAR-END OPTION VALUES

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Unexercised Options at FY-End (#) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at FY-End ($) Exercisable/Unexercisable(1)
Jerry W. Grabowski	3,000	9,930	56,750/0	$99,758/0
Gregg J. Anshus	0	0	9,750/0	$0/0

(1)
Aggregate value is calculated on the basis of the difference between each option exercise price and the closing sale price for the Company's Common Stock at June 30, 2000 of $4.25 as quoted on the NASDAQ National Market System, multiplied by the number of shares of Common Stock underlying such option.

COMPENSATION OF DIRECTORS

    Each non-employee, non-officer director receives an annual retainer fee of $4,000, $350 for each attended quarterly meeting of the Board, $50 for each breakfast or dinner meeting of the Board, $150 for each attended meeting of a Committee on which he serves and a fee of $500 for each time he provides additional services as a special consultant to the Company, plus, in each case, reimbursement of travel expenses. Such directors also receive a monthly stipend of $50 to cover miscellaneous travel, telephone, and meal expenses associated with Board responsibilities.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS

    The Company has entered into an employment agreement with Jerry W. Grabowski, which provides for compensation in the event Mr. Grabowski's employment with the Company is terminated under certain circumstances. Upon termination of employment initiated by the Company's Board of Directors, Mr. Grabowski will have the right to receive an amount equal to twelve-months' base salary and the cost of all existing health/medical and other benefit plans enjoyed by Mr. Grabowski on the effective date of termination (subject to the terms of the plans) or substantially the same benefits if the terms of a plan exclude non-employees. Mr. Grabowski will also be entitled to receive on August 31, in the year immediately following the "Performance Period" (most recently ended fiscal year) in which a termination occurred, the incentive compensation he would have earned had his employment not been terminated, in an amount proportionate to the number of months that he was employed by the Company prior to such termination. In the event Mr. Grabowski's employment with the Company is terminated within one year of a change in control, then upon such termination in addition to the Company's obligation stated above, the Company will pay Mr. Grabowski an additional amount equal to the base salary, then in effect, for one year.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent (10%) of the registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the SEC). Officers, directors, and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

    Based solely on its review of the copies of such forms received by it, the Company believes that, during the period from July 1, 1999 through June 30, 2000, all filing requirements applicable to its officers, directors, and greater than ten-percent beneficial owners were complied with.

INDEPENDENT PUBLIC ACCOUNTANTS

    The firm of McGladrey & Pullen, LLP, Certified Public Accountants, served as the Company's independent accountants for the fiscal year ended June 30, 2000. Such firm is expected to be designated by the Board of Directors of the Company to audit the Company's accounts for the new fiscal year to end June 30, 2001. Such action is customarily taken at the Annual Meeting of the Board preceding the Annual Meeting of Shareholders.

    Representatives of McGladrey & Pullen, LLP will be present at the Annual Meeting of Shareholders and will be afforded the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

SHAREHOLDERS' PROPOSALS FOR 2001 ANNUAL MEETING

    Any appropriate proposal submitted by a shareholder of the Company and intended to be presented at the 2001 Annual Meeting must be received by the Company by May 17, 2001 to be includable in the Company's proxy statement and related proxy for the 2001 Annual Meeting. Shareholder proposals intended to be presented at the next Annual Meeting but not included in the proxy materials will be considered timely if received by the Company on or before July 31, 2001.

ANNUAL REPORT & FORM 10-KSB

    A copy of the Company's Annual Report to shareholders for the fiscal year ended June 30, 2000 accompanies this Proxy Statement. No portion of the Annual Report is incorporated herein and no portion is to be considered proxy soliciting material. A copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-KSB, including the financial statements and the schedules thereto, for the Fiscal Year ended June 30, 2000 is also included as part of the 2000 Annual Report.

OTHER BUSINESS

    The Board of Directors does not know of any matters to be brought before the Meeting other than those described above. If, however, any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their judgment on such matters.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    To management's knowledge, no director, officer, or ten percent shareholder or any affiliates of such persons had in 1999 or 2000 or currently has any material interest, direct or indirect, in any transaction in which the Company was involved.

SOLICITATION

    The cost of soliciting proxies, including the preparation, assembly, and mailing of the proxies and soliciting material, as well as the cost of forwarding such material to the beneficial owners of stock, will be borne by the Company and such solicitation will be effected solely by mail, provided that it is expected that banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting material to their principals and to obtain authorization for the execution of proxies and will be reimbursed for their reasonable expenses incurred in connection therewith. If it should become necessary, directors, officers, or regular employees of the Company may, without compensation other than their regular compensation, solicit proxies personally or by telephone.

BY ORDER OF THE BOARD OF DIRECTORS,
President & Chief Executive Officer

Waters Instruments, Inc., 2950 Xenium Lane N., Suite 108, Minneapolis, MN 55441 763-551-1125

PLEASE FOLD "FLAP A" OVER TO MEET "B". TAPE SHUT AND MAIL. THANK YOU.

Proxy

This Proxy is solicited on behalf of the Board of Directors. The undersigned hereby appoints JERRY W. GRABOWSKI and GREGORY J. ANSHUS, with full power of substitution, as proxy to vote for me and in my name with like effect as if I were personally present and voting at the Annual Meeting of Shareholders of Waters Instruments, Inc., called to be held at 2:00 PM, Monday, October 16, 2000, local time, at the offices of Fredrikson & Byron, 1100 International Centre, 900 Second Avenue South, Minneapolis, MN 55402, 13th Floor Conference Center and at all adjournments thereof, hereby revoking any proxy or proxies heretofore given:

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made as to a particular proposal, this proxy will be voted for such proposal.

The Board of Directors recommends that you vote "FOR" each proposal.		Check One Box Only for each Proposal

1.	NUMBER OF DIRECTORS. Proposal to establish the number of directors at four (4).	/ /	FOR	/ /	AGAINST	/ /	ABSTAIN

2.	OTHER MATTERS. Upon such other business as may properly come before the Meeting.	/ /	FOR	/ /	AGAINST	/ /	ABSTAIN

Please sign exactly as your name appears above. Executors, administrators, trustees, guardians, etc. so indicate when signing. For stock held in Joint Tenancy, each joint owner should sign.

Signature	Date	, 2000

Signature, if held jointly	Date	, 2000

PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY PROMPTLY.
YOU MAY FAX YOUR PROXY TO: 1-800-962-2880, Ext. 700.

/ / Please check here if you plan on attending the annual meeting.

/ / Please check here if you would like to receive additional copies of the Form 10-KSB.

Corporate Headquarters 2950 Xenium Lane North, #108 Minneapolis, MN 55441